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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR

  We hereby consent to the inclusion of our opinion letter dated September 9, 2001 to the Board of Directors of Louis Dreyfus Natural Gas Corp. (the "Company") attached as Annex C to the Company's Proxy Statement/Prospectus and to the references to our firm in the Proxy Statement/Prospectus under the headings "Proxy Statement/Prospectus Summary," "The Merger--Background to the Merger," "The Merger--Recommendation of the Louis Dreyfus Board of Directors and Reasons for the Merger" and "The Merger--Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS INC.

                                        By: /s/ Greg Pipkin
                                            ___________________________________
                                              Greg Pipkin

                                              Managing Director

Houston, Texas
September 20, 2001